EXHIBIT 10.7

                           CHANGE OF CONTROL AGREEMENT

      THIS CHANGE OF CONTROL AGREEMENT (the "Agreement"), made as of the 1st day of January, 2005, by and between CENTRAL JERSEY BANCORP, a New Jersey corporation, formerly Monmouth Community Bancorp. (the "Company"), and ROBERT S. VUONO (the "Employee").

      WHEREAS, as a result of the combination (the "Combination") of the Company and Allaire Community Bank ("Allaire") that went into effect as of the date of this Agreement, and pursuant to an agreement, dated as of March 26, 2003, between Allaire and the Employee (the "Allaire Agreement"), within the eighteen
(18) month period commencing as of the effective date of the Combination, the Company has agreed to provide the Employee with certain benefits from the Company in the event that (a) the Employee is (i) terminated by the Company without cause or (ii) the Employee voluntarily terminates his employment with the Company, and (b) a Change of Control Event (as defined herein) occurs during the period the Employee is employed by the Company;

      WHEREAS, in order to facilitate the consummation of the Combination and to ensure the Employee's continued services on behalf of the Company thereafter, the Company and the Employee desire to memorialize in this Agreement, the benefits to which the Employee is entitled as set forth herein;

      WHEREAS, this Agreement supercedes and replaces in its entirety the Allaire Agreement; and

      WHEREAS, the Company is willing to make further provisions for the protection of the Employee in the event the Company is involved in a Change of Control Event.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, undertakings and representations contained herein, and intending to be legally bound thereby, the Company and the Employee agree as follows:

      1. Relationship of the Parties. The Employee shall serve, at the discretion of the Company subject to the terms and conditions set forth herein, as Senior Executive Vice President, Chief Operating Officer and Secretary of the Company, Allaire and Monmouth Community Bank ("MCB"). During the term of the Employee's employment with the Company, the Employee shall be entitled to a reasonable commuting distance not to exceed five (5) miles from his current residence. This Agreement shall not constitute an employment agreement between the Company and the Employee and shall not guarantee the Employee's continued employment with any of the Company, MCB or Allaire.

      2. Termination of the Employee's Employment with the Company.

      (a) If, during the eighteen (18) month period commencing on the effective date of the Combination (the "Termination Period"), the Employee (i) is terminated by the Company or (ii)


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voluntarily terminates his employment with the Company, the Employee shall be entitled to receive Severance (as defined herein) for the number of months equal to the difference of (A) eighteen (18) months and (B) the number of whole months the Employee was employed by the Company following the date of this Agreement, any partial months worked shall not be counted as a whole month; provided, however, that in no event shall the Employee be entitled to less than twelve
(12) months of Severance (the "Severance Period"). Such Severance shall be payable during the Severance Period, at the option of the Employee, either within ten (10) days of the event of termination or in the same manner as if the Employee's employment had not terminated. For purposes of this Agreement, "Severance" shall mean the Employee's monthly salary and benefits at the time his employment relationship with the Company terminates, including any life insurance maintained on the Employee's life for his named beneficiaries, health insurance benefits for the Employee and his family and matching contributions to his 401(k) account by the Company. In the event the Company is not permitted to provide certain benefits during the Severance Period that the Employee would be entitled to receive pursuant to this Agreement, such as health care coverage under the health care plan maintained by the Company, the Employee, during said Severance Period, will be entitled to a lump sum cash payment equal to the amount necessary for the Employee to obtain the same health care benefits at the same cost the Employee would have incurred as if he had remained a full-time employee of the Company; provided, that such health care benefits are no less than the benefits the Employee was provided as of the date hereof. For purposes of clarity, the Employee shall not be entitled under this Section 2 to any Severance should his employment with the Company terminate for any reason after the expiration of the eighteen (18) month period commencing on the effective date of the Combination.

      (b) The Employee shall not be eligible to receive any Severance from the Company under this Section 2 should the Company terminate the Employee for cause during the Termination Period.

      3. Termination as a Result of a Change of Control Event.

      (a) Notwithstanding anything in Section 2 to this Agreement to the contrary, in the event that (i) the Employee is terminated without cause as a result of (A) a merger of the Company where the Company is not the surviving entity, or (B) the acquisition of greater than eighty-five percent (85%) of Company's common stock by another entity or group of individuals (each a "Change of Control Event"), or (ii) the Employee is not retained, pursuant to a written agreement (the "New Agreement"), by a successor entity or group (the "Successor Entity") for a period of a least eighteen (18) months commencing on the effective date of the Change of Control Event in the same or substantially equal position with similar title and responsibilities and the same or greater salary, benefits (including health insurance for the Employee and his family, life insurance for the Employee and matching 401(k) contributions, as applicable) and bonuses that the Employee was entitled to receive from the Company immediately prior to the Change of Control Event, and with a reasonable commuting distance not greater than five (5) miles from the Employee's current residence, the Employee shall be entitled to eighteen (18) months of Severance from the Company; provided, that the Employee remains as an employee of the Company and provides reasonable assistance in the transition of the Change of Control Event until the effective date of the Change of Control Event. In the event that the Employee is to


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receive Severance upon a Change of Control Event, the eighteen (18) months of
Severance shall be payable by the Company on the effective date of the Change of Control Event.

      (b) In addition to the provisions set forth in Section 3(a), the New Agreement will provide that if the Employee accepts employment with the Successor Entity as of the effective date of the Change of Control Event and the Employee (i) is terminated by the Successor Entity without cause during the eighteen (18) month period commencing on the effective date of the Change of Control Event or (ii) voluntarily terminates his employment with the Successor Entity during the eighteen (18) month period commencing on the effective date of the Change of Control Event, the Employee shall be entitled to up to eighteen
(18) months of Severance. The New Agreement will also provide that in the event that prior to the expiration of the eighteen (18) month period commencing on the effective date of the Change of Control Event, the Employee (i) is terminated by the Successor Entity without cause, or (ii) voluntarily terminates his employment with the Successor Entity, the Employee shall be entitled to receive Severance from the Successor Entity, for the number of months equal to the difference of (A) eighteen (18) months and (B) the number of whole months the Employee was employed by the Successor Entity following the date of the Change of Control Event, any partial months worked shall not be counted as a whole month(the "Change of Control Severance Period"); provided, however, that in no event shall the Employee be entitled to less than twelve (12) months of Severance. Such Severance shall be payable during the Change of Control Severance Period, at the option of the Employee, within ten (10) days of the effective date of the Change of Control Event or in the same manner as if the Employee's employment had not terminated. In the event the Successor Entity is not permitted to provide certain benefits during the Change of Control Severance Period that the Employee would be entitled to receive pursuant to the New Agreement, such as health care coverage under the health care plan maintained by the Successor Entity, the Employee will be entitled to a lump sum cash payment equal to the amount necessary for the Employee to obtain the same health care benefits at the same cost the Employee would have incurred as if he had remained a full-time employee of the Company; provided, that such health care benefits are no less than the benefits the Employee was provided as of the date hereof.

      4. Covenant Not to Compete/Solicit. In consideration for the right to receive the Severance provided for herein, the Employee agrees as follows:

      (a) During his employment with the Company and for a period of thirty (30) days from the date of any termination of the Employee's employment with the Company for any reason whatsoever, the Employee shall not, directly or indirectly, accept employment from or render services to any other bank or banking institution within a forty (40) mile radius of the Company's headquarters.

      (b) During his employment with the Company and for a period of thirty (30) days from the date of any termination of the Employee's employment with the Company for any reason whatsoever, the Employee shall not recruit, solicit, induce, attempt to solicit or induce, or assist in the solicitation or inducement of any employee of the Company to terminate his or her employment, or otherwise cease his or her relationship, with the Company.

      (c) The Employee acknowledges that the restrictions set forth in this
Section 4 are reasonable and necessary for the protection of the business and good will of the Company.


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

      5. Company Property. The Employee acknowledges that by reason of the Employee's employment with the Company, the Employee has and will hereafter, from time to time during his employment with the Company, become exposed to and/or become knowledgeable about proposals, plans, inventions, practices, systems, programs, subscriptions, strategies, formulas, processes, methods, techniques, research, records, suppliers, sources, customer lists, billing information, any other form of business information and any trade secrets of every kind and character, which are not known to the Company's competitors and which are kept secret and confidential by the Company (the "Confidential Information"). All correspondence, memoranda, notes, records, reports, plans, price lists, customer lists, financial statements, catalogs, computer programs, disks, tapes, other papers and other medium on or by which Confidential Information is stored or received by the Employee in connection with his employment by the Company shall be delivered to the Company upon the termination of his employment.

      6. Equitable Remedies. The Company and the Employee acknowledge and confirm that the restrictions contained in Sections 4 and 5 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company and that any violation of any provisions of Sections 4 and 5 will result in irreparable injury to the Company. Therefore, the Employee hereby agrees that in the event of any breach or threatened breach of the terms or conditions of this Agreement by the Employee, the Company's remedies at law will be inadequate and, in any such event, the Company shall be entitled to commence an action for preliminary and permanent injunctive relief and other equitable and monetary relief in any court of competent jurisdiction.

      7. Costs. If litigation is brought to enforce or interpret any provision contained herein, the court shall award reasonable attorneys' fees and disbursements to the prevailing party as determined by the court.

      8. Severability. If any provision of this Agreement or application thereof to any person or circumstance is adjudicated to be invalid or unenforceable in a jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement, which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

      9. Entire Agreement, Amendments. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may not be changed, amended or modified orally, except if in writing signed by both parties hereto.

      10. Assignment. This Agreement shall not be assignable by the Employee and shall terminate upon the death of the Employee.

      11. Governing Law, Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without application of its conflict of laws rules. The Employee hereby submits to the exclusive jurisdiction and venue of the courts of the State of New Jersey or the United States District Court for the District of New Jersey for purposes of any legal action.


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

      12. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement.

      13. Notices. All notices required or permitted hereunder shall be in writing and sent by overnight courier or certified or registered mail, return receipt requested, postage prepaid, as follows:

      If to the Company:           Central Jersey Bancorp
                                   627 Second Avenue
                                   Long Branch, New Jersey 07740
                                   Attn.: James S. Vaccaro,
                                          President and Chief Executive Officer

      If to the Employee:          Robert S. Vuono
                                   2162 Hidden Brook Drive
                                   Wall, New Jersey 07719

Notices may be sent to such other address as either party may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the next business day, if delivery is by overnight courier, or the second day next succeeding the date of mailing, if delivery is by mail.

      14. Headings. The section headings herein are for convenience only and shall not affect the interpretation or construction of this Agreement.

      15. Waiver. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

      16. Further Assurances. Each party shall cooperate with and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Change of
Control Agreement as of the date first written above.

ATTEST                                  CENTRAL JERSEY BANCORP


By: /s/ Anthony Giordano, III       By: /s/ James S. Vaccaro
    -------------------------           --------------------
Name:  Anthony Giordano             Name:  James S. Vaccaro
Title: Assistant Secretary          Title: President and Chief Executive Officer


WITNESS


/s/ Donna Conroy                        /s/ Robert S. Vuono
-------------------------------         ---------------------------------
Donna Conroy                            Robert S. Vuono


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